EXHIBIT 21.1
THE SHAW GROUP INC.®
GREATER THAN 50% OWNED
SUBSIDIARIES AND AFFILIATES
(Updated as of August 31, 2005)
1.	ACL Piping, Inc.

2.	Aiton & Co Limited

3.	American Plastic Pipe and Supply, L.L.C.

4.	Arlington Avenue E Venture, LLC

5.	Associated Valve, Inc.

6.	Badger® Technologies, L.L.C.

7.	Badger® Technology Holdings, L.L.C.

8.	Benicia North Gateway II, L.L.C.

9.	B.F. Shaw, Inc.

10.	Camden Road Venture, LLC

11.	C.B.P. Engineering Corp.

12.	Chimento Wetlands, L.L.C.

13.	Coastal Estuary Services, L.L.C.

14.	Cojafex B.V.

15.	Eagle Industries, Inc.

16.	EDS Equipment Company, LLC

17.	EDS Puerto Rico, Inc.

18.	EMCON/OWT, Inc.

19.	Envirogen, Inc.

20.	Field Services Canada Inc.

21.	Field Services, Inc.

22.	Great Southwest Parkway Venture, LLC

23.	Gulf Coast Equipment Rental, Inc.

24.	HL Newhall II, L.L.C.

25.	Holdings Manufacturas Shaw South America, C.A.

26.	Integrated Site Solutions, L.L.C.

27.	IT Holdings Canada, Inc.

28.	Jernee Mill Road, L.L.C.

29.	Kato Road II, L.L.C.

30.	KIP I, L.L.C.

31.	LandBank Baker, L.L.C.

32.	LandBank Properties, L.L.C.

33.	LFG Specialties, L.L.C.

34.	Lone Star Fabricators, Inc.

35.	Manufacturas Shaw South America, C.A.

36.	Millstone River Wetland Services, L.L.C.

37.	MWR, Inc.

38.	Norwood Venture I, L.L.C.

39.	Nuclear Technology Solutions, L.L.C.

40.	Otay Mesa Ventures II, L.L.C.

41.	Pacific Support Group LLC

42.	Pike Properties I, Inc. (Formerly, SAON Properties, Inc.)

43.	Pike Properties II, Inc. (Formerly, Secorp, Inc.)

44.	Pipework Engineering and Developments Limited

45.	Plattsburg Venture, L.L.C.

46.	Power Technologies Asia-Pacific Sdn. Bhd.

47.	Prospect Industries (Holdings), Inc.

48.	PT Stone & Webster Indonesia

49.	Raritan Venture I, L.L.C.

50.	S C Woods, L.L.C.

51.	SELS Administrative Services, L.L.C.

52.	Shaw A/DE, Inc.

53.	Shaw Aiton Australia Pty Limited

54.	Shaw Alaska, Inc.

55.	Shaw Alloy Piping Products, Inc.

56.	Shaw Americas, L.L.C.

57.	Shaw Beale Housing, L.L.C.

58.	Shaw Beneco, Inc.

59.	Shaw California, L.L.C.

60.	Shaw Capital, Inc.

61.	Shaw CENTCOM Services, L.L.C.

62.	Shaw CMS, Inc.

63.	Shaw Coastal, Inc.

64.	Shaw Connex, Inc.

65.	Shaw Constructors, Inc.

66.	Shaw Dunn Limited

67.	Shaw E & I International Ltd.

68.	Shaw E & I Investment Holdings, Inc.

69.	Shaw E & I Russia, Inc.

70.	Shaw Energy Delivery Services, Inc.

71.	Shaw Energy Services, Inc.

72.	Shaw Environmental, Inc.

73.	Shaw Environmental & Infrastructure, Inc.

74.	Shaw Environmental Liability Solutions, L.L.C.

75.	Shaw Export Company, S. de R. L. de C.V.

76.	Shaw Fabricators, Inc.

77.	Shaw Facilities, Inc.

78.	Shaw Field Services, Inc.

79.	Shaw Fronek Company (FCI), Inc.

80.	Shaw Fronek Power Services, Inc.

81.	Shaw Ft. Leonard Wood Housing, L.L.C.

82.	Shaw Global, L.L.C.

83.	Shaw Global Energy Services, Inc.

84.	Shaw Group Australia Pty Limited

85.	Shaw Group UK Holdings

86.	Shaw Group UK Limited

87.	Shaw GRP of California

88.	Shaw Hanscom Housing, L.L.C.

89.	Shaw Heat Treating Service, C.A.

90.	Shaw Industrial Supply Co., Inc.

91.	Shaw Infrastructure, Inc.

92.	Shaw Intellectual Property Holdings, Inc.

93.	Shaw International, Inc.

94.	Shaw International, Ltd. (Formerly, Shaw Caribbean (Cayman), Ltd.)

95.	Shaw International Management Services One, Inc.

96.	Shaw International Management Services Two, Inc.

97.	Shaw JV Holdings, L.L.C.

98.	Shaw Lancas, C.A.

99.	Shaw Liquid Solutions LLC

100.	Shaw Little Rock Housing, L.L.C.

101.	Shaw Maintenance, Inc.

102.	Shaw Managed Services, Inc.

103.	Shaw Management Services One, Inc.

104.	Shaw Manufacturing and Services, Inc.

105.	Shaw Manpower, S. de R.L. de C.V.

106.	Shaw Mexican Holdings, S. de R.L. de C.V.

107.	Shaw Mexico, L.L.C.

108.	Shaw NAPTech, Inc.

109.	Shaw Northeast Housing, L.L.C.

110.	Shaw Northwest Housing, L.L.C.

111.	Shaw Overseas (Far East) Ltd.

112.	Shaw Overseas (Middle East) Ltd.

113.	Shaw Pipe Shields, Inc.

114.	Shaw Pipe Supports, Inc.

115.	Shaw Power Services Group, L.L.C.

116.	Shaw Power Services, Inc.

117.	Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

118.	Shaw Power Technologies International Limited™

119.	Shaw Process and Industrial Group, Inc.

120.	Shaw Process Fabricators, Inc.

121.	Shaw Property Holdings, Inc.

122.	Shaw Remediation Services, L.L.C.

123.	Shaw-Robotic Environmental Services, L.L.C.

124.	Shaw Services, L.L.C.

125.	Shaw SSS Fabricators, Inc.

126.	Shaw Stone & Webster Arabia Ltd. Co.

127.	Shaw Stone & Webster Puerto Rico, Inc.

128.	Shaw Sunland Fabricators, Inc.

129.	Shaw Trading FSC, Ltd.

130.	Shaw Transmission & Distribution Services, Inc. (formerly, Shaw Management Services Six, Inc.)

131.	Shaw Waste Solutions, LLC

132.	Shaw Word Industries Fabricators, Inc.

133.	So-Glen Gas Co., LLC

134.	Stone & Webster Asia, Inc.

135.	Stone & Webster Canada Holding One (N.S.), ULC

136.	Stone & Webster Canada Holding Two, Inc.

137.	Stone & Webster Canada L.P.

138.	Stone & Webster Construction, Inc.

139.	Stone & Webster Construction Services, L.L.C.

140.	Stone & Webster Consultants Limited

141.	Stone & Webster Engineering Projects Private Limited

142.	Stone & Webster Engineering Services Sdn. Bdh.

143.	Stone & Webster Holding One, Inc.

144.	Stone & Webster Holding Two, Inc.

145.	Stone & Webster, Inc.

146.	Stone & Webster Insaat ve Muhendislik Limited Sirketi

147.	Stone & Webster International B.V.

148.	Stone & Webster International, Inc.

149.	Stone & Webster International Holdings, Inc.

150.	Stone & Webster — JSC Management Consultants, Inc.

151.	Stone & Webster Limited

152.	Stone & Webster Management Consultants, Inc.

153.	Stone & Webster Massachusetts, Inc.

154.	Stone & Webster Michigan, Inc.

155.	Stone & Webster Purchasing, Inc.

156.	Stone & Webster Process Technologies B.V.

157.	Stone & Webster Process Technology, Inc.

158.	Stone & Webster Services, L.L.C.

159.	S & W Consultants Holdings Limited

160.	Sugar Acquisition (NVDIP), Inc.

161.	SWINC Acquisition Five, L.L.C.

162.	The LandBank Group, Inc.

163.	The Shaw Group Inc. Political Action Committee, Inc.

164.	The Shaw Group International Inc.

165.	The Shaw Group UK Pension Plan Limited

166.	The Shaw Group UK 1997 Pension Scheme Limited

167.	The Shaw Group UK 2001 Pension Plan Limited

168.	Whessoe Piping Systems Limited

169.	Whippany Venture I, L.L.C.

170.	Worldwide Industrial Constructors, Inc.